Exhibit 99.1

Checkers Drive-In Restaurants, Inc. Reports Fourth Quarter & Full Year 2004 Earnings

PR Newswire -- March 17, 2005

-    Company-Owned Same Store Sales Grew 12.3% in Fourth Quarter -

TAMPA, Fla., March 17 /PRNewswire-FirstCall/ -- Checkers Drive-In Restaurants, Inc. (Nasdaq: CHKR) today announced earnings for the fiscal fourth quarter and full year ended January 3, 2005.

Highlights for the fourth quarter 2004 compared to the year ago quarter are as follows:

          Total revenue increased 4.1% to $60.6 million
           Company-owned same store sales increased 12.3%
          Diluted earnings per share was $0.28

          Highlights for fiscal 2004 compared to fiscal 2003 are as follows:

          Total revenue increased 2.1% to $194.2 million
          Company-owned same store sales increased 10.8%
          Diluted earnings per share was $0.86

          Fourth quarter 2004 results

Total revenue, including franchise royalty and fee income, was $60.6 million for the 17-week quarter ended January 3, 2005, compared to $58.2 million for the 16-week year-ago quarter, a 4.1% increase. Company- owned restaurants generated sales of $55.1 million versus $52.9 million in the fourth quarter of 2003. The Company achieved these positive results while operating 15 fewer restaurants at the end of the fourth quarter of 2004 compared to the fourth quarter of 2003. The reduction in restaurants was primarily due to the sale of Company-owned restaurants to franchisees. During the fourth quarter of 2004, Company-owned same store sales increased 12.3%.

Franchise royalty revenue increased to $5.5 million from $4.5 million in the fourth quarter of 2003, while franchise same store sales grew 8.3%. Franchise fees and other income was $75,000, compared to $751,000 in the same quarter last year.

Net income for the fourth quarter of 2004 was $3.4 million, or $0.28 per diluted share, which included a reduction of $2.2 million, or $0.18 per diluted share, for income tax expense. Also included was a benefit of $2.0 million for the recovery of legal expenses due to a favorable court settlement, partially offset by $0.7 million in additional audit costs primarily for Sarbanes-Oxley compliance and $0.9 million relating to the adjustment of depreciation and disposal of leasehold improvements. Net income for the same quarter last year was $5.9 million, or $0.47 per diluted share, and included benefits of $1.9 million for the sale of 22 restaurants and $0.3 million for income taxes.

At the end of the fourth quarter, Checkers had a system-wide total of 788 stores, of which 207 were Company-owned and 581 were franchised.

Keith Sirois, Checkers Drive-In Restaurants, Inc.’s Chief Executive Officer and President, stated, “We finished 2004 with another quarter of robust same-store sales momentum, and have now reported fifteen out of the last sixteen quarters of positive results. Despite higher food commodity prices, we improved operating results at the restaurant level, while focusing on brand-building initiatives.”

Mr. Sirois continued, “We have a strong management team, a solid business strategy with a proven record of achievement, and, of course, a keen understanding of our customer base. Our Checkers(R)/Rally’s(R) brands have never been healthier or better positioned to gain share in existing and new markets.”

Fiscal 2004 results

Total revenue, including franchise royalty and fee income, for the 53-week fiscal year ended January 3, 2005 was $194.2 million, compared to $190.3 million for the 52-week fiscal 2003, an increase of 2.1%. Company- owned restaurants generated sales of $176.3 million in fiscal 2004 versus $174.2 million in fiscal 2003, while same store sales increased 10.8%.

During fiscal 2004, franchise royalty revenues increased to $17.1 million from $15.1 million a year ago, while franchise fees and other income was $0.8 million compared to $1.0 million last year. Franchise same store sales grew 6.9%.

Net income for fiscal 2004 was $10.7 million, or $0.86 per diluted share, which included a reduction of $6.8 million, or $0.54 per diluted share, for income tax expense. The Company did not pay significant income taxes for 2004, as it utilized net loss carry forwards to offset the majority of taxable income. Fiscal 2004 earnings included $0.9 million in additional audit costs primarily for Sarbanes-Oxley compliance, $0.9 million relating to the adjustment of depreciation and disposal of leasehold improvements and $0.5 million for non-cash stock grants, partially offset by a benefit of $2.0 million for the legal settlement noted above. Net income for 2003 was $15.8 million, or $1.23 per diluted share. Fiscal 2003 earnings included benefits of $2.4 million resulting primarily from the sale of restaurants and lease termination gains and $0.2 million for income taxes, partially offset by a charge of $0.8 million relating to income tax consulting services.

Mr. Sirois concluded, “In 2005, we intend to solidify our double drive- thru leadership position with further development of our Checkers/Rally’s brands and by improving unit volumes and operating margins of our existing restaurant base. We believe our Official Drive-Thru and Official Burger sponsorship of NASCAR(R), among other marketing efforts, will help raise our national profile, as we reinforce our image of offering tasty food with quick and courteous service for today’s ‘on the go’ lifestyle.”

About Checkers Drive-In Restaurants, Inc.

Checkers Drive-In Restaurants, Inc. is headquartered in Tampa, Florida. For more information about the Company, please visit http://www.checkers.com .

Checkers Drive-In Restaurants, Inc. will host its quarterly call to discuss the Company’s financial results for the fiscal fourth quarter and full year ended January 3, 2005 on Thursday, March 17, 2005 at 5:00 p.m. Eastern time. Individual investors can listen to the call at http://www.fulldisclosure.com or http://www.checkers.com while institutional investors can access the call via CCBN’s password-protected event management site at http://www.streetevents.com  The discussion can also be listened to live, toll free by dialing (800) 374-2431, or for international callers (706) 634-8054. A conference call replay will be available from 6:00 p.m. Eastern time on March 17, 2005 until 11:59 p.m. Eastern time on March 24, 2005 by dialing (800) 642-1687 or for international callers (706) 645-9291.

Except for historical information, this announcement contains “forward- looking” and “Safe Harbor” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. These forward-looking and Safe Harbor statements reflect management’s expectations based upon currently available information and data; however, actual results are subject to future events and uncertainties, which could cause actual results to materially differ from those projected in these statements. Factors that can cause actual results to materially differ include, but are not limited to: the uncertainties associated with litigation; increased advertising, promotions and discounting by competitors which may adversely affect sales; the ability of the Company and its franchisees to open new restaurants and operate new and existing restaurants profitably; increases in food, labor, utilities, employee benefits and similar costs; economic and political conditions where the Company or its franchisees operate; and new product and concept developments by food industry competitors. Further information regarding factors that could affect the Company’s financial and other results is included in the Company’s Forms 10Q and 10K, filed with the Securities and Exchange Commission.

          Contacts:
          Investor Relations
          Brad Cohen
          Integrated Corporate Relations, Inc.
          (203) 682-8211

          Media Relations:
          Kim Francis
          MARC Public Relations
          (412) 562-1186

CHECKERS DRIVE-IN RESTAURANTS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in thousands except per share amounts)
(UNAUDITED)

	Quarter Ended

	January 3, 2005	December 29, 2003

REVENUES:
Restaurant sales	$55,110	$52,947
Franchise royalty revenue	5,450	4,529
Franchise fees and other income	75	751

Total revenues	60,635	58,227

COSTS AND EXPENSES:
Restaurant food and paper costs	17,998	16,920
Restaurant labor costs	15,826	16,082
Restaurant occupancy expenses	3,477	3,787
Restaurant depreciation and amortization	3,020	2,061
Other restaurant operating expenses	6,883	6,962
General and administrative expenses	3,465	4,573
Advertising	3,510	3,002
Bad debt expense	80	66
Non-cash compensation	—	—
Other depreciation and amortization	333	340
Impairment of long lived assets	56	165
Restaurant retirement costs, net	92	(355)
Loss/(Gain) on sale of assets, net	(87)	(1,514)

Total costs and expenses	54,653	52,089

Operating income	5,982	6,138
OTHER INCOME (EXPENSE):
Interest income	337	304
Interest expense	(701)	(737)

Income before minority interest, income tax expense and cumulative effect of a change in accounting principle	5,618	5,705
Minority interests in operations of joint ventures	—	(8)

Income before income tax expense and cumulative effect of a change in accounting principle	5,618	5,697
Income tax expense	2,220	(252)

Income before cumulative effect of a change in accounting principle	3,398	5,949
Cumulative effect of a change in accounting principle - net of income tax effect	—	—

Net income	$3,398	$5,949

Comprehensive income	$3,398	$5,949

Basic net earnings per share	$0.31	$0.49

Diluted net earnings per share	$0.28	$0.47

Weighted average number of common shares outstanding:
Basic	11,088	12,045
Diluted	12,086	12,785

CHECKERS DRIVE-IN RESTAURANTS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in thousands except per share amounts)
(UNAUDITED)

	Year Ended

	January 3, 2005	December 29, 2003

REVENUES:
Restaurant sales	$176,319	$174,231
Franchise royalty revenue	17,125	15,136
Franchise fees and other income	805	952

Total revenues	194,249	190,319

COSTS AND EXPENSES:
Restaurant food and paper costs	56,696	55,029
Restaurant labor costs	51,840	52,985
Restaurant occupancy expenses	11,185	12,313
Restaurant depreciation and amortization	7,293	6,012
Other restaurant operating expenses	22,098	22,223
General and administrative expenses	13,750	14,419
Advertising	10,828	10,822
Bad debt expense	250	333
Non-cash compensation	544	46
Other depreciation and amortization	1,140	908
Impairment of long lived assets	56	361
Restaurant retirement costs, net	(115)	(446)
Loss/(Gain) on sale of assets, net	(77)	(1,963)

Total costs and expenses	175,488	173,042

Operating income	18,761	17,277
OTHER INCOME (EXPENSE):
Interest income	1,035	1,099
Interest expense	(2,331)	(2,629)

Income before minority interest, income tax expense and cumulative effect of a change in accounting principle	17,465	15,747
Minority interests in operations of joint ventures	—	(99)

Income before income tax expense and cumulative effect of a change in accounting principle	17,465	15,648
Income tax expense	6,758	(186)

Income before cumulative effect of a change in accounting principle	10,707	15,834
Cumulative effect of a change in accounting principle - net of income tax effect	—	(51)

Net income	$10,707	$15,783

Comprehensive income	$10,707	$15,783

Basic net earnings per share	$0.92	$1.31

Diluted net earnings per share	$0.86	$1.23

Weighted average number of common shares outstanding:
Basic	11,633	12,047
Diluted	12,491	12,845

CHECKERS DRIVE-IN RESTAURANTS, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(UNAUDITED)

	January 3, 2005	December 29, 2003

Current Assets:
Cash and cash equivalents	$7,075	$13,566
Accounts, notes and leases receivable, net	2,633	3,182
Inventory	1,062	1,112
Prepaid rent	1,246	1,522
Deferred income tax assets	4,861	3,585
Property and equipment held for sale	1,560	1,313
Other current assets	383	498

Total current assets	18,820	24,778
Restricted cash	3,943	4,141
Property and equipment, net	55,309	47,270
Notes receivable, net - less current portion	5,082	4,325
Leases receivable, net- less current portion	4,555	5,371
Intangible assets, net	17,177	17,442
Deferred income tax assets	17,147	24,602
Other assets	1,170	1,506

	$123,203	$129,435

Current Liabilities:
Current maturities of long-term debt
and obligations under capital leases	$2,064	$3,071
Accounts payable	4,724	5,110
Current portion of reserves for restaurant relocations and abandoned sites	785	999
Accrued wages and benefits	2,890	2,166
Current portion of accrued self insurance	1,390	1,327
Accrued liabilities	6,137	4,832
Total current liabilities	17,990	17,505

Long-term debt, less current maturities	17,082	19,974
Obligations under capital leases, less current maturities	3,694	4,982
Reserves for restaurant relocations and abandoned sites, net of current portion	3,326	4,602
Deferred revenue	4,895	4,249
Accrued self insurance, net of current portion	2,860	3,366
Other long-term liabilities	1,188	1,290

Total liabilities	51,035	55,968
Stockholders’ Equity:
Preferred stock, $.001 par value, authorized 2,000,000 shares, none issued at January 3, 2005 and December 29, 2003.	—	—
Common stock, $.001 par value, authorized 175,000,000 shares, issued 12,812,826 at January 3, 2005 and 12,541,588 at December 29, 2003	13	12
Additional paid-in capital	150,003	147,733
Accumulated deficit	(59,876)	(70,583)

	90,140	77,162
Less: Treasury stock, 1,785,900 shares at January 3, 2005 and 500,000 shares at December 29, 2003, at cost	(17,972)	(3,695)

Total stockholders’ equity	72,168	73,467

	$123,203	$129,435

Restaurants Operating in the System
For the Quarters Ended

	March 24, 2003	June 16, 2003	Sept 8, 2003	Dec 29, 2003	March 22, 2004	June 14, 2004	Sept 6, 2004	Jan 3, 2005

Company-operated:
Beginning of quarter	248	242	242	242	222	222	221	210
Openings/transfers in	—	—	1	5	—	7	2	1
Closings/transfers out	(6)	—	(1)	(25)	—	(8)	(13)	(4)

End of quarter	242	242	242	222	222	221	210	207

Franchise:
Beginning of quarter	536	536	539	540	562	565	566	581
Openings/transfers in	2	4	2	31	3	10	15	5
Closings/transfers out	(2)	(1)	(1)	(9)	—	(9)	—	(5)

End of quarter	536	539	540	562	565	566	581	581

	778	781	782	784	787	787	791	788

SOURCE  Checkers Drive-In Restaurants, Inc.
          -0-                                                                      03/17/2005
          /CONTACT:  Investor Relations, Brad Cohen, Integrated Corporate Relations, Inc., +1-203-682-8211, or Media Relations, Kim Francis, MARC Public Relations, +1-412-562-1186, for Checkers Drive-In Restaurants, Inc./
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